================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      Value City Department Stores, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                       VALUE CITY DEPARTMENT STORES, INC.








                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                DECEMBER 9, 1998
                                       AND
                                 PROXY STATEMENT








================================================================================
                                    IMPORTANT

Please mark, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

================================================================================

                       VALUE CITY DEPARTMENT STORES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224

                                  614-471-4722

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 9, 1998

                              ---------------------


                                                                November 9, 1998

To the Shareholders of
Value City Department Stores, Inc.:

         NOTICE IS HEREBY GIVEN that the Eighth Annual Meeting of Shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), will be held at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio, on Wednesday, the ninth day of December 1998, at 10:00 a.m., local time, for the following purposes:

         1. To elect ten directors, each for a term of one year and until their successors are duly elected and qualified.

         2.       To approve the Value City Incentive Compensation Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person, and your proxy will not be used.

                               By Order of the Board of Directors

                               Robert M. Wysinski
                               Senior Vice President, Chief Financial Officer, Treasurer and Secretary

                       VALUE CITY DEPARTMENT STORES, INC.

                                                                November 9, 1998

                                  ------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 9, 1998


                                  ------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Eighth Annual Meeting of Shareholders to be held on December 9, 1998, at 10:00 a.m., local time, at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio, and at any adjournment thereof. It is being mailed to the shareholders on or about November 9, 1998.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the shareholder's directions or, in the absence of instructions to the contrary, will be voted FOR each of the proposals herein. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (attention Robert M. Wysinski, Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person.

         Shareholders of record at the close of business on November 4, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At November 4, 1998, the Company had outstanding 32,283,067 Common Shares, net of Treasury shares, without par value, entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding Common Shares of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Shares at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Shares voting on the matter. For purposes of determining the number of Common Shares voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON SHARES

         The following table sets forth, as of November 4, 1998, certain information with regard to the beneficial ownership of the Company's Common Shares by each holder of 5% of such shares, each director individually and all executive officers and directors as a group.

Name of                                              Amount and Nature of               Percent of
Beneficial Owner                                     Beneficial Ownership (1)           Outstanding Shares (2)
----------------                                     ------------------------           ----------------------
Ari Deshe (5)(6)(8)                                              27,000                           *
Jon P. Diamond (3)(5)(6)                                         27,000                           *
Martin Doolan                                                   190,000                           *
Richard Gurian                                                   17,300                           *
Dr. Norman Lamm                                                  18,400                           *
Geraldine Schottenstein (5)(6)(7)                                47,000                           *
Jay L. Schottenstein (5)(6)(7)                                  182,000                           *
Saul Schottenstein (5)(6)                                        65,000                           *
Robert L. Shook(8)                                               29,500                           *
Robert M. Wysinski (4)                                           64,521                           *
All directors and executive officers as a group
   (15 persons)(4)(5)(6)                                        856,109                          2.7%
Schottenstein Stores Corporation (6)                         18,189,166                         56.3%

--------------
* Represents less than 1% of outstanding Common Shares, net of Treasury Shares.

(1) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed and includes the following number of Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of October 26, 1998: Mr. Deshe, 14,000; Mr. Diamond, 24,000; Mr. Doolan, 65,000; Mr. Gurian, 17,000; Dr. Lamm, 16,000; Mrs. Schottenstein, 17,000; Mr. J. Schottenstein, 152,000; Mr.
         S. Schottenstein, 45,000; Mr. Shook, 17,000; Mr. Wysinski, 35,600 and all directors and officers as a group, 468,200.

(2) The percent is based upon the 32,283,067 Common Shares outstanding, net of Treasury Shares at November 4, 1998.

(3)      Includes 2,000 shares held by Mr. Diamond's wife.

(4) Includes 75,000 shares for Mr. Doolan, 20,587 shares for Mr. Wysinski and 152,666 shares for all directors and executive officers as a group, which are owned subject to a risk of forfeiture on termination of employment with vesting over a period of years pursuant to the terms of Restricted Stock Agreements with the Company.

(5) Does not include the 18,189,166 Common Shares owned by Schottenstein Stores Corporation ("SSC") of 1800 Moler Road, Columbus, Ohio 43207. Jay L. Schottenstein is the Chairman and Chief Executive Officer of SSC. Jay L. Schottenstein, Saul Schottenstein, Geraldine Schottenstein, Ari Deshe and Jon P. Diamond are members of the Board of Directors of SSC. See "Ownership of SSC," below.

(6) Does not include 123,372 shares owned by the Jay and Jean Schottenstein Foundation, 67,944 shares held by the Ann and Ari Deshe Foundation, 67,944 shares held by the Jon and Susan Diamond Family Foundation and 40,740 shares held by the Lori Schottenstein Foundation, all being private charitable foundations, and 1,312,500 Common Shares owned by GB Stores, a Pennsylvania limited partnership. Combined, the shares owned by the foundations and GB Stores represent 5.0% of the Company's outstanding Common Shares. SSC owns a 96% limited partnership interest in GB Stores and its corporate general partner is an affiliate of SSC. The sole trustees and officers of the Jay and Jean Schottenstein foundation are Saul, Geraldine and Jay Schottenstein. The remaining foundations' trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jay Schottenstein, Jon Diamond and/or Ari Deshe; in conjunction with other Schottenstein family members.

(7) Includes 30,000 shares as to which Geraldine Schottenstein and Jay L. Schottenstein share voting and investment power as trustees of a trust which owns the shares. Geraldine Schottenstein is also a beneficiary of the trust.

(8) Includes 10,000 shares held by Mr. Deshe's minor children. Includes 3,000 shares held by Mr. Shook's spouse.

OWNERSHIP OF SSC

       The following table indicates the shares of SSC common stock beneficially owned by each nominee for election to the Board of Directors of the Company and by all directors and officers of the Company as a group, as of November 4, 1998:

                                                       SHARES OF SSC        PERCENT
                                                       COMMON STOCK         OF CLASS
                                                       ------------         --------

             Jay L. Schottenstein (1)                    299.38139            78.4%

             Geraldine Schottenstein (2)                  27.41707             7.2%

             Jon P. Diamond (3)                           27.41707             7.2%

             Ari Deshe (4)                                27.41707             7.2%

             Directors and officers as a group           381.6326            100.0%

--------------

(1) Represents sole voting and investment power over 299.38139 shares held in irrevocable trusts for family members as to which Jay L. Schottenstein is trustee and as to which shares Mr. Schottenstein may be deemed to be the beneficial owner.

(2) Represents sole voting and investment power over 27.41707 shares held by Geraldine Schottenstein as trustee of an irrevocable trust for family members as to which shares Geraldine Schottenstein may be deemed to be the beneficial owner.

(3) Represents sole voting and investment power over 27.41707 shares held by Susan Schottenstein Diamond, the wife of Jon Diamond, as trustee of an irrevocable trust for family members, as to which shares Mr. Diamond may be deemed to be the beneficial owner.

(4) Represents sole voting and investment power over 27.41707 shares held by Ann Schottenstein Deshe, the wife of Ari Deshe, as trustee of an irrevocable trust for family members, as to which shares Mr. Deshe may be deemed to be the beneficial owner.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The members of the Board of Directors (the "Board") of the Company are elected at the Annual Meeting. The number of members of the Board has been fixed at ten by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

         The enclosed proxy, if returned duly executed and not revoked, will be voted as specified thereon, or if no instructions are given, will be voted FOR the nominees listed below. In the event that any nominee should become unavailable, the Board of Directors may decrease the number of directors, pursuant to the Code of Regulations, or may designate a substitute nominee, in which event the proxy will be voted for such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if re-elected, unable to serve. Each of the nominees became a director of the Company at the time it was organized in April 1991, except for Geraldine Schottenstein, who became a director in April 1992, Robert M. Wysinski, who was elected in December 1993 and Martin P. Doolan and Ari Deshe who were appointed in 1997.

         The following table sets forth certain information with respect to each nominee.

NAME                      AGE               PRINCIPAL OCCUPATION
----                      ---               --------------------

Jay L. Schottenstein       44       Chairman of the Company, American Eagle
                                    Outfitters, Inc. and SSC since March 1992 and Chief Executive Officer of the Company from April 1991 to July 1997. Mr.
                                    Schottenstein served as Vice Chairman of SSC from 1986 until March 1992, and a director of SSC since 1982. He served SSC as President of the Furniture Division from 1985 through June 1993 and in various other executive capacities since 1976.(1)

Saul Schottenstein         76       Vice Chairman of the Company since April
                                    1991. Mr. Schottenstein has served as
                                    President of SSC since 1984, a director of SSC since 1982 and served SSC and its predecessors in various executive capacities since 1946.(1)

Geraldine Schottenstein    65       Director of the Company and SSC since April
                                    1992. She has served as a volunteer and
                                    board member for a variety of charitable and community organizations for more than the past five years.

Ari Deshe                  48       Chairman and Chief Executive Officer since
                                    1996 and President and Chief Executive
                                    Officer from 1993 to 1996 of Safe Auto
                                    Insurance Company, a property and casualty insurance company. Prior to that, Mr. Deshe served as President of Safe Auto Insurance
                                    Agency from 1992 to 1993 and President of Employee Benefit Systems, Inc. from 1982 to
                                    1992.(1)

Jon P. Diamond             41       President and Chief Operating Officer since
                                    1996 and Executive Vice President and Chief
                                    Operating Officer from 1993 to 1996 of Safe
                                    Auto Insurance Company. Mr. Diamond served as Vice President of SSC from March 1987 to
                                    March 1993 and served SSC in various
                                    management positions since 1983.(1)

Martin P. Doolan           58       President and Chief Executive Officer of the
                                    Company since July 1997. Mr. Doolan founded
                                    Multitech Enterprises in 1982, a firm which specializes in providing CEO management for companies with under performing earnings, and served as its Chairman and Chief
                                    Executive Officer. Mr. Doolan has over

                                    25 years experience as a corporate
                                    turnaround executive and has provided
                                    extensive CEO management and advisory
                                    services to several venture invested firms including those owned by First Chicago Venture Capital, Madison Dearborn Partners, Clayton Dubilier & Rice, Weston Presidio Capital, RFE Investment Partners, Security Pacific Venture Capital, Bank One Venture Partners and others.

Robert M. Wysinski         50       Senior Vice President, Chief Financial
                                    Officer, Treasurer and Secretary of the
                                    Company since April 1991 and served as Vice
                                    President of SSC from June 1987 until June
                                    1991, and as Treasurer of SSC from June 1986 until June 1991. Prior to that time, he served as Assistant Secretary and Assistant
                                    Treasurer and in a variety of positions in the finance area since joining SSC in 1973.

Richard Gurian             79       Managing Director of Natural Forms Limited
                                    since 1995 and President of Richard Gurian
                                    Consultants, Inc., formerly Venture
                                    Horizons, Inc., since 1980. Prior to 1980,
                                    Mr. Gurian served as Board member and Senior
                                    Vice President - General Merchandise Manager at Lazarus Department Stores.

Dr. Norman Lamm            70       President of Yeshiva University, New York,
                                    New York, since 1976.

Robert L. Shook            60       Author of business-related books since 1978.

(1) SSC is a controlling shareholder of the Company. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management." Geraldine Schottenstein is the mother of Jay L. Schottenstein, the sister-in-law of Saul Schottenstein and the mother-in-law of Ari Deshe and Jon P. Diamond.

         Jay L. Schottenstein and Saul Schottenstein are directors of American Eagle Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

INFORMATION CONCERNING BOARD OF DIRECTORS

         During the fiscal year ended August 1, 1998, the Board met four times and acted by unanimous written consent five times.

         The Board has standing Audit and Stock Option Committees.

         The members of the Audit Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls, and the scope of the audit. The Audit Committee met twice in fiscal 1998. All three members participated in all the meetings.

         The members of the Stock Option Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board the number and terms of any stock options to be granted under the Company's stock option plan. The Committee also administers the Company's Incentive Compensation Plan. The committee met twice in fiscal 1998. Dr. Lamm participated in one of the meetings.

         Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000, and are automatically granted options each quarter to purchase 1,000 Common Shares of the Company pursuant to the Non-employee Director Stock Option Plan. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

EXECUTIVE OFFICERS

         The following persons are executive officers of the Company. For information regarding executive officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

         Michael J. Tanner, age 51, joined the Company in July 1997 as Chief Operating Officer. Mr. Tanner formerly served as President and Chief Operating Officer at C.R. Anthony Company, a specialty name-brand apparel retailer from 1994 to 1997 and as their General Merchandise Manager from 1990 to 1994. He began his career with Gold Circle Discount Stores, a division of Federated Department Stores, Inc., where he held a number of executive positions including Vice President of Marketing.

         James E. Feldt, age 44, joined the Company in July 1997 as Executive Vice President and General Merchandise Manager. Mr. Feldt is a 24-year retailing veteran with Hills Stores Company who served as Executive Vice President and General Merchandise Manager from 1995 to 1997. He also served as Vice President of Hardlines from 1993 to 1995, Vice President of Men's and Children's apparel from 1990 to 1993 as well as holding various other positions throughout his tenure with Hills.

         Richard L. Walters, age 46, serves as Vice President - Controller, Chief Accounting Officer, Assistant Treasurer and Assistant Secretary. Mr. Walters became Vice President of the Company in April 1992, Assistant Secretary of the Company in June 1991, Assistant Treasurer of Value City Department Stores Division of SSC (the "Division") in August 1990 and Controller of the Division in June 1986. Prior to that time, Mr. Walters served as Accounting Manager for the Division since September 1985 and in a variety of other accounting positions since joining SSC in 1979.

         Lynn E. Lambrecht, age 40, joined the Company in August 1997 as Vice President - Human Resources. Prior to that Ms. Lambrecht served as Vice President of Human Resources at Kohl's Corporation from 1992 to 1997 and previously was with the May Company in a senior Human Resource position.

         Lawrence J. Murray, age 57, joined the Company in February 1998 as Senior Vice President- Chief Information Officer. Prior to that time, Mr. Murray served as Chief Information Officer at C. R. Anthony Company from 1996 to 1998, CEO and President of Leading Software Technologies, a software development and executive information technology consulting company, from 1989 to 1996; and served as CEO and President of a wholly owned subsidiary of Revco D.S. Inc. for five years from 1984 to 1989.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal year 1998, all filing requirements applicable to reporting persons were complied with, except that Dr. Norman Lamm and James E. Feldt each filed one late report.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers serving at the end of the current fiscal year.

                                               SUMMARY COMPENSATION TABLE

                                                             LONG TERM COMPENSATION
                                                             ----------------------
                                    ANNUAL COMPENSATION      RESTRICTED
                                    --------------------        STOCK                      ALL OTHER
NAME AND                   FISCAL   SALARY(1)      BONUS      AWARDS(2)      OPTIONS/    COMPENSATION(3)
PRINCIPAL POSITION         YEAR        $             $            $          SARS(#)           $
------------------         ----     ---------      -----     ----------      --------    ---------------
Martin P. Doolan(4)         1998    $600,000     $350,000         None          None        $80,572
President and               1997    $ 50,000         None     $618,750       325,000        $ 2,230
Chief Executive Officer     1996         N/A          N/A          N/A           N/A            N/A

James E. Feldt(5)           1998    $420,833     $ 90,000     $207,188          None        $71,487
Executive Vice President    1997    $ 42,222         None     $ 82,500        75,000          2,610
and General Merchandise     1996         N/A          N/A          N/A           N/A            N/A
Manager

Michael J. Tanner(6)        1998    $383,333     $ 35,000     $117,188        50,000        $72,278
Chief Operating Officer     1997    $ 19,167         None     $ 82,500        25,000        $ 1,609
                            1996         N/A          N/A          N/A           N/A            N/A

Robert M. Wysinski          1998    $275,000     $ 95,000         None          None        $ 8,177
Senior Vice President,      1997    $240,000     $ 95,000         None        37,500        $ 7,996
Chief Financial Officer,    1996    $226,667     $ 85,000         None          None        $ 7,996
Treasurer and Secretary

Richard L. Walters          1998    $216,250     $ 58,000         None          None        $ 6,318
Vice President-Controller,  1997    $182,833     $ 63,833         None        25,000        $ 7,003
Chief Accounting Officer,   1996    $160,333     $ 50,000         None          None        $ 7,003
Assistant Treasurer and
Assistant Secretary


(1) Includes amounts deferred by the executive officer pursuant to the Deferred Compensation Plan established in 1998 and SSC's Associates Profit Sharing/401(k) Plan (the "401(k) Plan"), which was adopted effective as of August 1, 1989, and in which associates of the Company are eligible to participate. The 401(k) Plan is a prototype defined contribution plan that qualifies for favorable tax treatment under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan permits eligible associates of the Company to contribute a percentage of their pre-tax wages to the plan and the Company will match the contributions up to a maximum of 3% of covered wages. The Company also may contribute up to an additional 1.5% of covered wages as a profit sharing contribution.

(2) The amounts reflected in the table represent the value of such shares on the date of grant. The number and value (in thousands of dollars) of aggregate restricted stock holdings of each of the named executives on August 1, 1998 was: Mr. Doolan, 75,000 shares ($1,350); Mr Feldt, 25,000 shares ($450); and Mr. Tanner, 25,000 shares ($450). The value of the restricted stock is determined by multiplying the total shares held by each named executive by the closing price on the New York Stock Exchange on July 31, 1998 ($18.00). Restricted stock awards are granted pursuant to restricted stock agreements conditioning the vesting of the shares upon continued employment with the Company and vesting at 20% per year.

(3) Represents personal living expenses, tax reimbursements for income taxes on benefits, amounts contributed by the Company to the 401(k) Plan, including both matching contributions and any profit-sharing contributions, auto reimbursements and the value of Company paid life insurance. The 401(k) Plan contributions for fiscal 1998 were: Mr. Doolan, none; Mr. Feldt, $437; M. Tanner, $531; Mr. Wysinski, $3,900; and Mr. Walters, $3,900. Personal living expenses were: Mr. Doolan, $27,954; Mr. Feldt, $24,068; Mr. Tanner, none; Mr. Wysinski, none; and Mr. Walters, none. Tax reimbursements were: Mr. Doolan, $37,618; Mr. Feldt, $32,582; Mr. Tanner, $32,560; Mr. Wysinski, none; and Mr. Walters, none. Mr. Tanner had $24,187 of relocation reimbursement. The remainder for Mr. Doolan, Mr. Feldt, and Mr. Tanner is auto reimbursements. The balance for Mr. Wysinski and Mr. Walters represents the value of Company paid life insurance.

(4) Mr. Doolan has entered into an employment agreement with the Company effective July 1, 1997, for a term ending June 30, 1999. The agreement provides for an annual salary of $600,000, a signing bonus of $350,000 and a bonus of up to 100% of salary based upon Board approved, predetermined, performance measures set annually.

(5) Mr. Feldt has entered into an employment agreement with the Company effective June 23, 1997 for a term ending June 22, 2000. The agreement provides for an annual salary of $400,000, a signing bonus of $90,000, a guaranteed bonus of $175,000 after one year of employment and a bonus of up to 50% of his base salary based upon Board approved, predetermined, performance measures set annually. Mr. Feldt's base salary was increased to $450,000 in March 1998.

(6) Mr. Tanner has entered into an employment agreement with the Company effective July 8, 1997 for a term ending July 7, 1999. The agreement provides for an annual salary of $300,000, a signing bonus of $35,000, and a bonus of up to 50% of his base salary based upon Board approved, predetermined, performance measures set annually. Mr. Tanner's base salary was increased to $400,000 in October 1997.

                 OPTION/SAR GRANTS IN THE LAST FISCAL YEAR TABLE

         The following table provides certain information on option grants during fiscal year 1998 by the Company to the Chief Executive Officer and each of the Company's other executive officers included in the above compensation table. No options were exercised by any of such individuals during the 1998 fiscal year.

                                                                                                Potential Realized Value
                                                                                                   at Assumed Annual
                                                    % of Total                                    Rates of Stock Price
                                                   Options/SARs        Exercise                      Appreciation
                                     Options        Granted to          or Base                   for Option Term (2)
                                      SARs         Employees in          Price     Expiration    --------------------
            Name                   Granted (#)      Fiscal Year          ($/Sh)     Date (1)         5%         10%
         ---------               --------------  ----------------     ----------- -------------   -------    --------
     Martin P. Doolan                 None             N/A                N/A         N/A           N/A         N/a

     James E. Feldt                   None             N/A                N/A         N/A           N/A         N/A

     Michael J. Tanner               50,000           14.8%              $7.72      12/02/07     $242,753    $615,185

     Robert M. Wysinski               None             N/A                N/A         N/A           N/A         N/A

     Richard L. Walters               None             N/A                N/A         N/A           N/A         N/A

     --------------------

(1) All options are exercisable 20% per year, beginning on the first anniversary of the original grant date, on a cumulative basis and expire ten years from the original grant date.

(2) Represents the potential realizable value of each grant of options assuming that the market price of the Common Shares appreciates in value from the date of grant to the end of the option term at either a 5% or 10% annualized rate, based on the difference between the assumed per share value and the per share option exercise price, multiplied by the total number of option shares.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

None of the executive officers named in the Summary Compensation Table exercised options during the 1998 fiscal year. The following table provides certain information on the number and value of stock options held by the executive officers named in the Summary Compensation Table at August 1, 1998.

                                                                                           VALUE OF UNEXERCISED
                                                               NUMBER OF                        IN-THE-MONEY
                                                          UNEXERCISED OPTIONS                    OPTIONS AT
                        SHARES           VALUE           AT FISCAL YEAR END (#)           FISCAL YEAR END ($) (1)
                      ACQUIRED ON       REALIZED     ----------------------------     -----------------------------
         NAME         EXERCISE (#)        ($)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
     ---------------- ------------      --------     -----------    -------------     -----------     -------------
     Martin P. Doolan      ---            ---          65,000          260,000         $596,700        $2,386,800

     James E. Feldt        ---            ---          15,000           60,000         $137,700        $  550,800

     Michael J. Tanner     ---            ---           5,000           70,000         $ 45,900        $  697,600

     Robert M. Wysinski    ---            ---          32,700           36,800         $311,478        $  311,552

     Richard L. Walters    ---            ---          30,200           26,800         $291,148        $  230,232

------------------------

(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $18.00. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Martin P. Doolan and Robert M. Wysinski each of whom is an executive officer of the Company, are also members of the Company's Board of Directors. As stated, the Company's Chairman, Jay L. Schottenstein, with the input of its President, Martin P. Doolan, determined the annual salary of the executive officers of the Company and such determination was not formally considered and ratified by the Board of Directors. Jay L. Schottenstein is also Chairman and Chief Executive Officer of SSC. For information regarding the relationships between the Company and SSC, see "Relationship with SSC and Its Affiliates" below.

         The Stock Option Committee administers and grants options under the Company's 1991 Stock Option Plan and administers the Company's Incentive Compensation Plan. The Stock Option Committee consists of Messrs. Gurian, Lamm and Shook. None of the members of the Committee are present or former officers of the Company or are themselves or have affiliates that are parties to agreements with the Company.

                  The following Board of Directors' Compensation Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

                  General. The Board of Directors has delegated to the Chairman of the Board the authority to establish the annual compensation of the officers of the Company, other than the Chairman's compensation, as permitted under Ohio law. The Company does not have a Compensation Committee. The individuals listed below were members of the Board of Directors at the time of the delegation of authority to the Chairman. The key components of the Company's executive officer compensation include both short-term compensation consisting of an annual base salary and annual bonuses under the Company's Incentive Compensation Plan and long-term equity based compensation consisting of grants of restricted stock and stock option awards. The full Board of Directors has made the only grants of restricted stock by the Company. The Stock Option Committee of the Board of Directors grants options under the Company's 1991 Stock Option Plan, as amended and administers the Company's Incentive Compensation Plan.

                  Chief Executive Officer's Compensation. Mr. Doolan's compensation as Chief Executive Officer is fixed pursuant to the terms of his employment agreement, which was negotiated by the Chairman, with input from a number of the directors. Pursuant to this agreement, Mr. Doolan is eligible to receive a bonus under the terms of the Incentive Compensation Plan.

                  Executive Officers' Compensation. The remaining executive officers' base salaries and bonuses for fiscal 1998 were determined by the Chairman after consultation with the President and discussion with each individual officer. The determination of salaries was based in part on negotiated employment agreements for two of the executives and on subjective factors, such as the perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the individual's contribution to the Company's future performance. The determination was not based on specific objective criteria. No specific weight was given to any of the factors considered. Bonuses for fiscal 1998 were paid pursuant to the Company's Incentive Compensation Plan, which combines individual and company-wide objectives and performance goals to provide a clear vehicle linking the interests of the executive officers with the financial performance of the Company.

                  Stock Awards. The Company's 1991 Stock Option Plan was adopted at the time the Company went public in 1991 for the purpose of providing long-term incentives to key employees and motivating key employees to improve performance of the Company's stock. Stock options granted under the Company's 1991 Stock Option Plan, as amended are determined, and the 1991 Stock Option Plan is administered, by the Stock Option Committee, none of whose members are officers or employees of the Company and none of whom are eligible to receive stock options under the 1991 Stock Option Plan. In determining the size of a stock option award, the Stock Option Committee considers the total number of shares subject to previously granted stock options held by the individual and, based principally on the recommendation of the senior executive officers, the anticipated value of an individual's contribution to the Company's future performance. The options granted during fiscal year 1998 were granted to employees as a long-term incentive designed to encourage them to remain with the Company.

         Jay L. Schottenstein    Saul Schottenstein    Geraldine Schottenstein
         Ari Deshe               Jon P. Diamond        Robert M. Wysinski
         Martin P. Doolan        Dr. Norman Lamm*      Richard Gurian*
         Robert L. Shook*

----------------

*Members of the Stock Option Committee.

                                PERFORMANCE GRAPH

      The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Shares with that of the Standard & Poor's General Merchandise Chains Index and the Russell 2000 Index, both of which are published indexes. This comparison includes the period beginning July 31, 1993 through August 1, 1998. The Standard & Poor's General Merchandise Chains Index is published weekly in the Standard & Poor's Statistical Service and the index value preceding each fiscal year end has been selected for purposes of this comparison. The Russell 2000 Index is a capitalization weighted index of domestic equity securities traded on the New York and American Stock Exchanges and the NASDAQ which excludes the 1,000 largest capitalization equity securities of the 3,000 such equity securities. The Company's Common Shares are traded on the New York Stock Exchange. The comparison of the cumulative total returns for each investment assumes that $100 was invested on July 31, 1993 and that all dividends were reinvested.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG VALUE CITY DEPARTMENT STORES, INC., THE RUSSELL 2000 INDEX
                 AND THE S&P RETAIL (GENERAL MERCHANDISE) INDEX

                                                                       CUMULATIVE TOTAL RETURN
                                            ----------------------------------------------------------------------------------
                                            7/31/93       7/30/94        7/29/95         8/3/96         8/2/97          8/1/98
VALUE CITY DEPARTMENT STORES, INC.           100.00         83.85          51.54          61.54          50.38          110.77

RUSSELL 2000                                 100.00        104.45         130.66         139.68         186.40          194.40

S&P RETAIL (GENERAL MERCHANDISE)             100.00         98.55         110.47         106.46         171.72          232.21
------------------------------------------------------------------------------------------------------------------------------


* $100 INVESTED ON 7/31/93 IN STOCK OR INDEX
  INCLUDING REINVESTMENT OF DIVIDENDS.

                    RELATIONSHIP WITH SSC AND ITS AFFILIATES

                  Prior to the completion of its initial public offering on June 18, 1991, the Company was operated as the Department Store Division of SSC. On that date, SSC transferred substantially all of the net assets of the Division to the Company in exchange for 22,500,000 Common Shares of the Company. At November 4, 1998, SSC owned 56.3% of the Company's outstanding Common Shares. So long as SSC owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

REAL ESTATE LEASES AND SUBLEASES

                  The Company leases or subleases from SSC or affiliates of SSC nineteen store locations, four warehouses and a parcel of land. Generally, the agreements require the Company to pay for insurance, taxes, common area maintenance and other costs associated with the properties on a "triple net" basis for freestanding locations, and on a pro rata share basis for locations that are part of a larger parcel.

                  SSC leases to the Company five store locations under the terms of a Master Store Lease Agreement. The Master Store Lease, as amended, provides for certain base rentals which approximate $2.96 per square foot. Beginning in fiscal 1997, the Master Store Lease also provides for the payment of percentage rent equal to 2% of gross total sales in excess of the base rent. For fiscal 1998, the Company recorded expense to SSC, including contingent rent, of $2,107,916 pursuant to the Master Store Lease.

                  SSC subleases to the Company two store locations that are owned by affiliates of SSC under a Master Sublease. The Master Sublease provides for an annual base rent of the greater of 2% of gross sales or minimum rent of $2.39 per square foot. For fiscal 1998 the Company recorded expense to SSC, including contingent rent, of $836,621 pursuant to the Master Sublease.

                  Both the Master Lease and the Master Sublease have a term of five years which began in June 1996, and are renewable thereafter, by individual location, at the option of the Company, for four additional renewal terms of five years each. Each renewal term in the aforementioned leases and subleases will be on the same terms as the initial term, except for rent. The Master store lease and Master Sublease provide for an increase in minimum percentage rent of $0.50 per square foot in each succeeding five-year renewal term. In no event, commencing fiscal 1997, shall total rent be less than 2% of total sales.

                  The Company also leases or subleases four warehouse facilities and a trailer yard from SSC or affiliates of SSC. The warehouse facilities consist of approximately 848,000 square feet for base rentals of $1.50 to $3.35 per square foot with lease control ranging from 2004 through 2037. Generally, the lease renewal terms are at the same terms and conditions as the original term except rent which increases by $0.25 to $0.50 per square foot for the renewal terms. One of these facilities aggregating 123,000 square feet was 100% subleased to VCM and a second facility aggregating 140,000 square feet was partially subleased to VCM at amounts equal to the Company's cost of the related facilities. The Company also leases, from an affiliate of SSC, a trailer yard of approximately 19 acres with lease control through April 2009 having rents that range from $25,000 to $30,000 per year during the period of lease control. During fiscal 1998, the Company recorded net expenses to SSC and affiliates of SSC of $2,294,900 pursuant to these leases and assignments.

                  Additionally, the Company leases ten store locations from SSC or affiliates of SSC. Generally, the leases provide for percentage rent equal to 2% of total sales in excess of a specified sales level or base rent with base rents ranging from $2.37 to $7.00 per square foot for the initial term and provide lease control ranging from 2007 through 2037. Generally, the renewal terms are at the same terms and conditions as the original term except rent which may increase for the renewal terms. In September 1997, one related party lease was terminated pursuant to its terms at no cost. During fiscal 1998, the Company recorded expenses in the aggregate to SSC and affiliates of SSC of $5,290,067 pursuant to these leases.

                  In addition to the foregoing, SSC subleases one store location to the Company under an agreement that provides for the payment of additional rent to SSC in order for SSC to recover the costs of the initial acquisition of the leasehold interest. The sublease has an initial term expiring in fiscal 1999 and provides for rent in the amount of 2% of total sales, with a minimum rent equal to $2.00 per square foot and provides five additional five-year renewal terms. During fiscal 1998, the Company recorded expenses in the aggregate to SSC of $237,326 pursuant to this sublease.

                  The Company also subleases from SSC a store location. The sublease expires December 31, 2007 and provides for percentage rent equal to 2% of total sales in excess of a minimum base rent of $4.69 per square foot with three additional renewal terms of five years each. During fiscal 1998, the Company recorded expenses to SSC of $491,161 for this sublease.

                  SSC operates a chain of furniture stores, five of which operate in separate space subleased from the Company at five of its store locations. Three of these furniture store subleases (the "Furniture Subleases") are for a term concurrent with the respective lease between the Company and a third party landlord. These Furniture Subleases provide for the payment by SSC of base rent and other charges in amounts at least equal to its pro rata share based on square footage and its pro rata share of any percentage rent based on its gross sales. Two additional furniture store subleases are for periods shorter than the Company's lease. For fiscal 1998, SSC paid to the Company an aggregate of $1,282,783 pursuant to these subleases.

LICENSE AGREEMENTS WITH AFFILIATES

                  The Company operated as licensee the apparel, housewares and domestic departments in two department stores operated by The Valley Fair Corporation ("Valley Fair") in New Jersey through the period May 2, 1998. SSC controlled Valley Fair by virtue of certain common officers and directors and its combined ownership with affiliates of substantially all of the outstanding stock of Valley Fair. Effective May 3, 1998, the Company purchased the operating assets of Valley Fair. The Company paid Valley Fair a license fee of 7.3% of the net sales of the departments for occupancy and 3.7% of net sales for advertising, against an annual aggregate minimum of $733,000 for both stores. The Company used employees of Valley Fair to operate the departments and reimbursed Valley Fair for all costs associated with such employees. Through May 2, 1998, the aggregate license fees, including advertising, paid by the Company to Valley Fair during fiscal 1998 were $1,713,649.

                  SSC owned 49.9% of the stock of Shonac Corporation ("Shonac"), and the remaining 50.1% was owned by certain members of the management of Shonac and their families. Effective May 3, 1998, the Company purchased 99.9% of the common stock of Shonac. Through May 2, 1998, the Company had license agreements with Shonac for the operation of the shoe departments in all of the Company's stores. Under the terms of the agreements as amended, Shonac paid a license fee to the Company in an amount approximating 11% of its net sales in the Company's stores. Shonac was required to reimburse the Company 0.9% of its sales for administrative expenses. Shonac was also required to reimburse the Company 10% of the Company's aggregate costs for advertising expenses. For fiscal 1998 prior to the acquisition the aggregate license fees paid by Shonac to the Company were $13,133,577.

                  In July 1997, the Company entered into agreements to form a 50/50 joint venture with Mazel Stores, Inc. to create VCM, Ltd. ("VCM") to operate the Company's health and beauty care and toys and sporting goods departments as licensed departments. Pursuant to operating agreements between VCM and the Company, VCM will pay annual license fees to the Company based on 5% and 11% of net sales and will reimburse the Company 2% and 4% of its sales for advertising and 2.9% and 1% of its sales for administrative expenses for the health and beauty care and the toys and sporting goods departments, respectively. The Company will also provide certain personnel, administrative and service functions for which it will receive a monthly fee from VCM to cover the related costs. The license and operating agreements are for a term of ten years ending in July 2007 and contain certain provisions whereby either business partner can initiate renegotiations of terms if certain minimum requirements are not met. The aggregate license fees paid by VCM to the Company for fiscal 1998 were $7,539,985.

MERCHANDISE TRANSACTIONS WITH AFFILIATES

                  The Company from time to time purchases merchandise from affiliates of SSC. Some of such affiliates manufacture, import and wholesale apparel as their principal business. The members of the Company's merchandising staff use these sources and make their purchasing decisions in the same manner as with unaffiliated sources. Any merchandise purchased from such sources is on terms at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given terms preferential to those available to unaffiliated customers. Total purchases by the Company from SSC and affiliates for fiscal 1998 were $4,897,775, representing 0.71% of the Company's total purchases during the fiscal year.

                  VCM and certain affiliates of SSC from time to time purchase merchandise from the Company, in some instances on a regular basis. Such purchases are generally made from merchandise in the Company's warehouse inventory at prices equal to the Company's cost plus a handling fee of up to 15.0%.

                  The Company will from time to time purchase merchandise on behalf of and ship it directly to affiliates, at cost plus delivery charges. Most transactions of this nature are done with VCM. Total cost for such transactions for fiscal 1998 were $3,934,987.

SERVICES AGREEMENTS

                  The Company shares with SSC and its affiliates certain incidental support personnel and services for the purpose of achieving economies of scale and cost savings. These shared services include certain architectural, legal, advertising and administrative services. The Company and SSC have entered into a Corporate Services Agreement that sets forth the terms for payment of the costs of these shared services. The Company believes that it is able to obtain such services at a cost which is equal to or below the cost of providing such services by itself or obtaining such services from unaffiliated third parties. For fiscal 1998, the Company paid SSC or its affiliates $1,302,189 for such services and the Company was reimbursed $155,804 by SSC and its affiliates for such services. The Corporate Services Agreement also provides for participation by the Company in the self-insurance program maintained by SSC on the same basis as previous participation by the Division. Under that program, the Company is self-insured for purposes of personal injury and property damage, motor vehicle and Ohio workers' compensation claims up to various specified amounts, and for casualty losses up to $100,000. Claims and losses in excess of the specified amounts are covered by stop-loss or excess liability policies maintained by SSC, which include the Company as a named insured. SSC maintains reserves and pays claims for self-insured amounts under the program and will continue to do so with respect to the Company's participation in the program. SSC charges its affiliates, divisions and the Company premiums based, among other factors, on loss experience and its actual payroll and related costs for administering the program. For fiscal 1998, the Company paid SSC $7,435,885 for participation in the program.

                  The Company also provides certain administrative and service functions for VCM. These functions include accounting, MIS and merchandise delivery. For fiscal 1998, the Company charged VCM $1,409,988 for these services.

                    PROPOSAL TWO: APPROVAL OF THE VALUE CITY
                           INCENTIVE COMPENSATION PLAN

                  The Value City Incentive Compensation Plan (the "Incentive Plan") has been adopted by the Company, subject to shareholder approval. The Incentive Plan is designed to (i) optimize the growth and profitability of the Company by providing to certain key executive officers incentives that encourage, recognize, and reward exceptional levels of corporate, business unit, or individual performance, (ii) use award dollars as a clear communication vehicle linking the interests of eligible key executive officers with the interests of the Company by establishing a direct link between performance and incentive payments, and (iii) qualify compensation paid to "Covered Officers" as defined in the Incentive Plan as "other performance-based compensation" within the meaning of section 162 (m) of the Internal Revenue Code of 1986 as amended (the "Code"), or any similar successor provision. The Incentive Plan is in addition to other incentive compensation plans that apply to associates of the Company that are not Covered Officers. The following is a summary of the Incentive Plan, which is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

                  All Executive Officers are eligible to be chosen to participate in the Incentive Plan. The Stock Option Committee designates those executive officers of the Company as Covered Officers whose compensation for the year is anticipated to be affected by the Code Section 162 (m) limitation on the deductibility of compensation. Each executive officer of the Company who is approved for participation in the Incentive Plan by the Stock Option Committee shall be a Covered Officer as of the date designated. Three Covered Officers participated in the Incentive Plan in Fiscal 1998. The Stock Option Committee may withdraw its approval for participation for a Covered Officer at any time. In the event of such withdrawal, the covered officer concerned shall cease to be an active Participant as of the date selected by the Stock Option Committee.

                  Each Award to a Covered Officer must contain one or more performance goals, the material terms of which must conform to one or any combination of the goals enumerated in Section 5.1 of the Incentive Plan, attached hereto. For each Covered Officer, the Stock Option Committee must establish written performance goals and potential Awards expressed as a percentage of base salary within than 90 days after the commencement of the fiscal year to which the goal relates.

                  For Fiscal 1998, the Awards payable to Messrs. Doolan, Tanner and Feldt were determined under a payout table based on earnings per share criteria established by the Stock Option Committee. The payout table is based upon objective and specific criteria reflected in the Company's financial statements as reported in the Company's Annual Report. Since the Company's earnings per share exceeded the minimum threshold established in the payout table, the achieved earnings per share was applied to the payout table resulting in a bonus percentage which, in turn, is multiplied by a Participant's base salary to compute the bonus amount. Application of this formula resulted in the bonuses described in the table below for the last completed fiscal year based on actual EPS compared to the targeted EPS.

     VALUE CITY DEPARTMENT STORES, INC. INCENTIVE COMPENSATION PLAN BENEFITS

NAME AND POSITION                                                   DOLLAR VALUE
Martin P. Doolan ................................................... $  780,000
         President and Chief Executive Officer

Michael J. Tanner ..................................................    249,167
         Chief Operating Officer
James E. Feldt .....................................................    273,541
                                                                     ----------
         Executive Vice President and General Merchandise Manager
All executive officers who are Covered Officers as a group ......... $1,302,708
                                                                     ==========

                  After the end of each Performance Period or such earlier date if the respective performance goals are achieved, the Stock Option Committee shall certify to that effect in writing, prior to the unconditional payment of any Award. The Stock Option Committee shall then determine the actual Award for each Participant relative to the level of achievement of the respective performance goals. The Stock Option Committee, in its discretion, may cancel or decrease an Award, but may not under any circumstances increase such Award with respect to any "Covered Officer". Any other provision of the Incentive Plan notwithstanding, the maximum aggregate Award a Participant may earn for a particular Fiscal Year is $2,000,000.

                  The Board of Directors may modify, amend, or terminate in whole or in part, any or all of the provisions of the Incentive Plan, except as to those terms or provisions that are required by Section 162(m) of the Code to be approved by the Company's shareholders.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE VALUE CITY MANAGEMENT INCENTIVE PLAN.

                      REPORT TO BE PRESENTED AT THE MEETING

                  There will be presented at the meeting the Company's Annual Report to Shareholders for the fiscal year ended August 1, 1998, containing financial statements for such year and the signed opinion of Deloitte & Touche LLP, independent public accountants, with respect to such financial statements. It is anticipated that representatives of Deloitte & Touche LLP, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Annual Report is not to be regarded as proxy soliciting material and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

                         COST OF SOLICITATION OF PROXIES

                  The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

                              SHAREHOLDER PROPOSALS

                  Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 1999 must be received by the Company (addressed to the attention of the Secretary) on or before July 5, 1999. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

                  The only business which management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

                  THE COMPANY'S 1998 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO SHAREHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT, AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE UPON REQUEST, DIRECTED TO ROBERT M. WYSINSKI, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY OF THE COMPANY, AT 3241 WESTERVILLE ROAD, COLUMBUS, OHIO 43224.

                                                                      APPENDIX A

                       VALUE CITY DEPARTMENT STORES, INC.

                           INCENTIVE COMPENSATION PLAN

                              ESTABLISHMENT OF PLAN
                              ---------------------

         1.1 Plan Adoption. Value City Department Stores, Inc., an Ohio Corporation ("Corporation"), hereby adopts the Value City Incentive Compensation Plan ("Plan"), subject to the approval of the Corporation's shareholders. The Plan shall become effective upon the approval of the shareholders of the Corporation (the "Effective Date") and shall remain in effect through fiscal 2002, subject to the right of the Board of Directors to amend or terminate the Plan.

         1.2 Purpose. The purpose of the Plan is to optimize the growth and profitability of the Corporation by providing to key executive officers incentives that encourage, recognize, and reward exceptional levels of corporate, business unit, or individual performance. The Plan's intent is to use award dollars as a clear communication vehicle linking the interests of eligible key executive officers with the interests of the Corporation by establishing a direct link between performance and incentive payments. The Plan is designed to qualify compensation paid under the Plan as performance based compensation that is fully deductible by the Corporation.

                                   DEFINITIONS
                                   -----------

         The following terms used in the Plan shall have the meanings set forth below.

         2.1 "Associate" means any full-time, active employee of the Corporation.

         2.2 "Award" means, individually or collectively, a grant under this Plan of an opportunity to earn a cash bonus payment upon the terms and conditions set forth in the action of the Committee granting the Award.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.4 "Committee" has the meaning set forth in Section 3.1 herein.

         2.5 "Corporation" means Value City Department Stores, Inc., an Ohio corporation, together with any parent, subsidiary or successor thereto.

         2.6 "Covered Officer" means an Officer designated as a "covered officer" pursuant to Section 4.1.

         2.7 "Director" means any individual who is a member of the Board of Directors of the Corporation.

         2.8 "Disability" means any injury of the body or any disorder of the body or mind which renders the Participant unable to perform the material and substantial duties of his regular employment by the Corporation at the time of his termination of employment with the Corporation. The Corporation's determination that a termination of employment was not due to Disability may be disputed by a Participant for purposes of determining any Award payable under
Section 5.4 of this Plan upon written notice to the Corporation's Chief Financial Officer within 30 days after the Participant's termination of employment. If so disputed, the Corporation will promptly select a physician, the Participant will promptly select a physician, and the physicians so selected will select a third physician ("Independent Physician") who will make a binding determination of Disability. The Participant will make himself available for and submit to examinations by such physicians as may be directed by the Corporation. Failure of the Participant to submit to any examination or failure of the Independent Physician to render his determination within 90 days of the date of the notice that the Participant disputed the Corporation's determination shall constitute acceptance of the Corporation's determination as to Disability.

         2.9 "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

         2.10 "Officer" means any Associate elected as an executive officer of the Corporation by the Board of Directors.

         2.11 "Participant" means any Covered Officer who has outstanding an Award granted under the Plan.

         2.12 "Performance-based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

         2.13 "Parent" means any corporation, partnership, joint venture or other entity which has a majority voting interest in the Corporation.

         2.14 "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Corporation has a majority voting interest.

                                 ADMINISTRATION
                                 --------------

         3.1 The Committee. The Plan will be administered by the Stock Option Committee ("Committee") of the Board of Directors of the Corporation composed of two or more "outside directors" within the meaning of Code Section 162(m).

         3.2 Authority. The Committee shall have the full power to select Covered Officers who shall participate in the Plan; determine the size, terms and conditions of Awards in a manner consistent with the Plan; interpret and construe the Plan; and adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable. The Plan may be in addition to one or more other incentive compensation plans of the Corporation that cover Associates that are not Covered Officers and which are not administered by the Committee. The Plan may be designed to be consistent with such other plan or plans, but must comply with the requirements set forth in this Plan.

         3.3 Decisions Binding. The Committee's interpretations of the Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties, including the Corporation and any Participant or other person claiming a right to payment with respect to an Award under the Plan.

                                   ELIGIBILITY
                                   -----------

         4.1 Covered Officers. All Executive Officers are eligible to be chosen to participate in the Plan. Not later than 90 days after the beginning of each fiscal year of the Corporation, the Committee will identify those Officers, referred to herein as "Covered Officers," whose compensation for that year is anticipated to be affected by the Code Section 162(m) limitation on the deductibility of compensation and assign each such Covered Officer to a Participant group for the purposes of defining their Awards under the Plan. The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the Covered Officer concerned shall cease to be an active Participant as of the date selected by the Committee.

         4.2 Partial Year Participation. Persons who become Covered Officers after the date of the Committee's initial grant of Awards but prior to the end of the fiscal year, whether due to promotion, transfer or initial commencement of employment with the Corporation, may be granted Awards by the Committee on a partial year basis. In each such case, the Committee shall specify the terms and conditions of such Award, including any pro rata allocations of the performance measures to such partial year Participants.

                                     AWARDS
                                     ------

         5.1 Performance Measures. For each fiscal year, the Committee shall first establish written annual performance goals based on any one or more of the following objective performance measures:

         (a) sales;
         (b) operating profit (loss);
         (c) income (loss) before provision for income taxes;
         (d) net income (loss);
         (e) net income (loss) per common share;
         (d) earnings before interest, taxes, amortization and depreciation;
         (e) price of the Corporation's common stock;
         (f) return on shareholders' equity;
         (g) gross margin;
         (h) inventory levels or inventory turnover;
         (i) controllable selling, general and administrative expenses or separate categories thereof;
         (j) merchandise inventory shrinkage;
         (k) new store openings and/or related start-up and capital expenditures; or
         (l) any one or more of the foregoing (a) through (k) may be adjusted by the Committee to include or exclude (A) extraordinary charges, and/or (B) any accruals for restructuring programs, merger integration costs, or merger transaction costs, and/or (C) other unusual or infrequent items (whether gains or losses) as defined by generally accepted accounting principles (GAAP) which are disclosed as a separate component of income or loss on the face of the income statement or as may be disclosed in the notes to the financial statements.

Subject to the terms of the Plan, each of the performance goals may be defined by the Committee on a corporate, affiliate, business unit or individual basis. Each performance goal shall have a minimum performance standard below which no payments will be made. The performance goals and determination of results shall be based entirely on objective measures for all Covered Officers.

         5.2 Grant of Performance Awards. Performance goals based on the preestablished performance measures and the potential Awards that will be payable upon attainment of those performance goals, expressed as a percentage of base salary as of the end of each fiscal year, will be established in writing by the Committee within 90 days after the commencement of the fiscal year to which the goals relate. The target incentive compensation percentage for each selected Participant will be based on the level and functional responsibility of his or her position, size of the business for which the Participant is responsible, and competitive practices. Performance goals may differ for Awards granted to any one Participant or to different Participants. The Committee may determine that any Award shall be based on more than one performance measure.

         5.3 Award Agreements. The Committee may require that any Award be evidenced by a written agreement which may contain such terms and conditions as the Committee may require. In the event of any conflict between such Award agreements and the Plan, however, the terms of the Plan shall control.

         5.4 Payment of Awards. Unless payment is deferred as provided in
Section 5.6, Awards will be payable in cash annually after the date the Corporation's audited financial statements have been certified by the Corporation's auditor for the relevant fiscal year of computation; provided that awards will be paid to Covered Officers only after the Committee has certified in writing in the minutes of a committee meeting or otherwise that the performance goals applicable to Covered Officers have been satisfied. No Award will be paid to any Participant who is not employed by the Corporation on the last day of the fiscal year to which the Award relates; provided, however, in the event of a Participant's death or a termination of a Participant's employment by the Corporation prior to the last day of the fiscal year by reason of Disability, the Participant or his estate shall be paid, at the same time that other Awards are paid, an amount based upon the actual achievement of the relevant performance objectives for that fiscal year, pro rated for the number of days that elapsed within the fiscal year prior to such termination of employment. Awards are subject to income and other payroll tax withholding by the Corporation.

         5.5 Maximum Award. The annual Award payable to any Participant under the Plan will not exceed $2 million.

         5.6 Deferrals. The Committee may permit a Participant to defer such Participant's receipt of payment of an Award that would otherwise be due to the Participant. In any such case, the Committee shall, in its sole discretion, determine the rules and procedures for such deferral.

         5.7 Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-Recurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, acquisitions or dispositions of assets or businesses) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, the Committee may not use any discretion to modify award results if such modification would affect the deductibility of the Award under Code Section 162(m).

                                  MISCELLANEOUS
                                  -------------

         6.1 Guidelines. From time to time the Committee may adopt written guidelines for implementation and administration of the Plan.

         6.2 No Right to Awards. No Officer or other person shall have the right to be selected to receive an Award under the Plan or, if so selected, to be selected to receive a future Award.

         6.3 Non-Funded Plan. The Corporation will not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any award under the Plan, and all Participants shall be general creditors with respect to any Awards payable to them.

         6.4 Non-Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

         6.5 Expenses of Plan. The costs and expenses of administering the Plan will be borne by the Corporation.

         6.6 No Contract of Employment. Nothing in the Plan, in any Award, or in any action taken under the Plan shall confer on the Participant any right to continue in the service of the Corporation or interfere with the right of the Corporation to terminate at will such Participant's employment or other services at any time. This Agreement shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Corporation and the Participant.

         6.7 Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any awards made under the Plan shall be determined in accordance with the laws of the state of Ohio without giving effect to principles of conflicts of laws, and any applicable federal law.

         6.8 Successors. All obligations under the Plan shall be binding upon and inure to the benefit of any successor of the Corporation, whether such successor is the result of a direct or indirect purchase of all or substantially all of the business and assets of the Corporation or a merger, consolidation, or reorganization, or otherwise.

         6.9 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                     EFFECTIVE DATE; AMENDMENT; TERMINATION
                     --------------------------------------

         7.1 Effective Date. The Plan will become effective upon approval by a majority of the votes cast by the stockholders of the Corporation, and will relate to performance beginning with the fiscal year of the Corporation commencing August 3, 1997.

         7.2 Amendment; Termination. The Corporation may at any time terminate or, from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without stockholder approval unless such approval is required to satisfy the applicable provisions of Code Section 162(m) or other relevant laws. The Corporation and the Committee may amend the Plan and take such other action as they may deem necessary or appropriate to comply with Code
Section 162(m) and regulations issued thereunder.

         7.3 Code Section 162(m) Compliance. In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to Section 7.2, make any adjustments it deems appropriate. If the applicable tax or securities laws change to permit the Committee discretion to alter the governing performance goal measures set forth in Section 5.1 without obtaining stockholder approval of such change, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

                                           VALUE CITY DEPARTMENT STORES, INC.

                                           By:/s/ JAY L. SCHOTTENSTEIN
                                              ----------------------------------
                                                  Jay L. Schottenstein, Chairman

Adopted: August 3, 1997

                                  DETACH CARD
--------------------------------------------------------------------------------

VALUE CITY DEPARTMENT STORES, INC.                                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
3241 Westerville Road -- Columbus, Ohio 43224                                               DECEMBER 9, 1998

The undersigned hereby appoints Michael J. Tanner and Richard L. Walters, or either of them, my attorneys and proxies, with full power of substitution, to vote at the annual meeting of shareholders of Value City Department Stores, Inc. to be held on December 9, 1998, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1. ELECTION OF DIRECTORS.

   [ ] FOR all nominees listed below                   [ ] WITHHOLD AUTHORITY
     (except as marked to the contrary).                  to vote for all nominees listed below.

(INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

Ari Deshe    Jon P. Diamond    Martin P. Doolan    Richard Gurian    Dr. Norman
                                      Lamm
           Geraldine H. Schottenstein    Jay L. Schottenstein    Saul
             Schottenstein    Robert L. Shook    Robert M. Wysinski

2. To approve the Company's Incentive Compensation Plan described in the accompanying Proxy Statement.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                                       (Continued on Other Side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                          (Continued from Other Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS AND, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated November 9, 1998, the Proxy Statement, and the Annual Report to Shareholders of the Company for the fiscal year ended August 1, 1998. Any proxy heretofore given to vote said shares is hereby revoked.

                                              Dated: , 1998

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              Signature(s) shall agree with the
                                              name(s) printed on this proxy.

                                              If signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

             PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.